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                                                                   EXHIBIT 10(b)



                           EXCLUSIVE SUPPLY AGREEMENT


         AMANA COMPANY, L.P., a limited partnership, whose general partner is Goodman Holding Company, a Texas corporation ("Amana") and Eye Technologies, Inc. And Star Tobacco & Pharmaceuticals, Inc., including their successors, assigns, affiliates, and licensees (collectively referred to as "Star"), in consideration of the mutual covenants and promises hereinafter made, and for other good and valuable consideration acknowledged by each party to be satisfactory and adequate, hereby consent and agree as follows:

1. TERM OF AGREEMENT. The term of this Agreement shall be fifteen (15) years from the date last executed by the parties hereto.

2. PRODUCT. In accordance with specification provided by Star to Amana, Amana will manufacture and sell to Star, and Star will purchase or lease from Amana for resale and cause its licensees and affiliates to purchase or lease, microwave equipment described below to be used for the processing of tobacco. (The Product"). The Product will include only the equipment specified below, and subsequent equipment as agreed upon in writing by the parties:

         -        Microwave Applicators
         -        Microwave generating transmitters (915 MH(2) and 2450 MH(2))
         -        Microwave System Controllers

         Unless otherwise agreed to in writing, all equipment will be new and unused.

3. EXCLUSIVITY. For the term of this Agreement Star agrees to purchase or lease, and shall cause its licensees and affiliates to purchase or lease, exclusivity from Amana, all of Star's requirements and needs for Product, microwave equipment and parts. This Agreement shall apply to the sale or use of Product, microwave equipment and parts anywhere in the World.

4.       PRICE AND TERMS OF SALE.

         a) Star shall pay the prices shown on Exhibit "A" for all Products purchased under this Agreement. Prices will remain firm for six (6) months from first date of volume production. Prices for subsequent Product will be based on Amana's then existing commercial terms and conditions and shall be comparable to sales of products to unrelated third parties.

         b) Prices do not include sales, use, property, excise or any other tax which may be or become applicable to the manufacture or sale of Product to Star prior to delivery of Product to Star.



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5.       ORDERS/FORECASTS. Star shall provide a rolling twelve (12) month forecast by the 15th day of each month. Forecasts for the first ninety
         (90) days shall be treated as firm orders and will be shipped by Amana and accepted and paid for by Star per the forecast.

6. INSTALLATION/DESIGN CHANGES. The final system layout, including specifications and drawings, relating to installation or design of the equipment shall be provided by Star and agreed upon in writing by Amana no later than forty-five (45) days before shipment. Subsequent modifications to the system layout or equipment shall be determined by Star, subject to additional charges, and paid by Star. Any such modification and charge therefor shall be specified in a change order provided to Amana and acknowledged in writing by Star.

7. SUPERVISION OF INSTALLATION. Star is responsible for connection of electrical and plumbing services to the equipment at the time of installation and the quality of that service.

         Amana service personnel will provide technical support at the time of installation completion and system start up at the installation site for up to seven (7) consecutive calendar days.

         a) Star shall complete all plumbing and wiring before an Amana technician arrives at the system site.

         b) Star is responsible for assuring that all electrical wiring and plumbing to and between system components conforms to local codes.

         c)       Star will insure main electrical service of:

                  United States: 480 volts 650 hz with a standard +/-5% constant supply

                  Select International Markets: 380 volts 05 hz with a standard +/-5% constant supply Any power conditioning necessary to achieve system power requirements is the responsibility of Star or the end user.

         d) If Amana service personnel are required to be present beyond seven (7) consecutive calendar days or leave the installation and return later because of any delay caused by Star, Star will be billed at the rate of $70 per hour for up to eight (8) consecutive hours (four (4) hour minimum billing) and $105 per hour for additional consecutive hours and for weekends and Amana holidays, plus travel and subsistence expenses for the extended or return period.

8. FORCE MAJEURE. Delivery dates quoted are approximate and are based on current schedules. Amana shall incur no liability for failure to deliver for any cause beyond its control, including by way of illustration and not limitation, fire, flood, strike, unusually severe weather, windstorm, severe accidence at plant, unavailability of adequate material or labor, acts of God or governmental action of any kind.

9. PATENTS. All inventions, devices and processes developed by Amana which relate to microwave devices shall be owned by Amana. All inventions, devices and process which relate exclusively to the processing of tobacco shall be owned by Star. No license under any patent rights held by Amana or Star shall be deemed to be granted by virtue of this agreement.



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10.      TRADEMARKS.

         a) With respect to Star's trademarks or trade names, Star warrants and represents to Amana that Star has the full right to use the same as applied to all or any of the Products, and that the use of any such trademarks and/or trade names shall not constitute an infringement of the rights of any third party.

         b) Star shall indemnify and hold Amana harmless against any claim, demand, suit, expense or proceeding brought against Amana based on the use of any of such trademarks or trade names upon any of the Product hereunder, and shall pay all damages and costs awarded therein against Amana. Star shall pay for all costs of counsel, court costs, attorneys fees, and other expenses arising from any such claim.

         c) Star will not use any Amana trademarks or make reference to Amana as the manufacturer of the Product, except as may be required by law. Star shall prevent any use of Amana trademarks or trade names by any dealer, distributor, agent, licensee, assignee or user in connection with the Product.

11. STAR INDEMNIFICATION. Star agrees to indemnify and hold Amana harmless, from and against any and all liabilities, costs, expenses, demands, claims, lawsuits, causes of action, and damages (i) arising out of or occasioned by negligent, faulty or improper installation and/or servicing or alteration of Product by Star or its employees or agents, or (ii) arising out of or occasioned by the use of parts or specifications supplied by Star or Star's vendors for the production of the Product. Amana will timely notify Star of any claim, demand, lawsuit or proceedings.

12. WARRANTY. THE LIMITED WARRANTIES SET FORTH HEREIN ARE EXPRESSLY IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS HEREBY EXPRESSLY EXCLUDED.

         a) Amana warrants all new industrial microwave equipment and accessories to be free from defects for a period of one (1) year from date of original installation.

         b) Amana warrants that all refurbished Amana industrial microwave equipment and accessory parts to be free from defects for a period of ninety (90) days from date of original installation.

         c) New equipment magnetron tube and circulator parts are warranted for 4000 run-time hours of life on a prorata basis, or two (2) years from date of shipment, whichever occurs first.

         d)       Amana's liability under this warranty is limited to:

                  1) The repair or replacement, at its sole discretion, of any part found to be defective under normal use and service within the warranty period specified



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                           for the particular part and labor for ninety (90)
                           days from date of original system installation, exclusive of parts exchange freight and technician travel and subsistence charges, provided:

                           a) Amana is promptly notified in writing upon discovery of such defects.

                           b) The defective parts are returned to Amana, transportation charges prepaid, in accordance with Amana's instructions and authorization.

                           c) Misuse, abuse, neglect, accident, or adjustments not specified in the Amana Operating and Maintenance Manual do not cause such defects.

                           d) Equipment has been installed in accordance with Amana's installation instructions and operated in accordance with good engineering practice.

         e) Star pays part exchange freight cost and, technician travel and subsistence charges if an Amana service technician is required at the system site to replace the defective part.

         f) This warranty applies only to equipment and accessories manufactured by Amana. Any products, parts, and accessories not manufactured by Amana carry only the warranty provided by the manufacturer thereof, which upon request shall be assigned by Amana to Star.

         g) All warranty replacement parts assume the unexpired portion of the original parts warranty. After expiration of the original warranty period, replacement parts manufactured by Amana are warranted for ninety (90) days from shipment.

         h) THE WARRANTY IS INVALID IF SYSTEM EQUIPMENT IS MODIFIED WITHOUT ADVANCE CONSENT AND WRITTEN APPROVAL FROM AMANA.

13. CONSEQUENTIAL DAMAGES. Except as otherwise expressly set forth in this Agreement, in no event shall Amana be liable on a claim of any kind (whether in contract, tort or warranty) for any special, incidental or consequential damages under any provision of this Agreement.

14. STAR WARRANTY. Star will assume full responsibility for the promotion, sale and delivery of all Product sold by Star to its customers and will indemnify and hold Amana harmless from any and all claims arising out of or occasioned by (a) Star's improper promotion, sales or delivery,
         (b) the use of Star's trademarks or production descriptions, (c)



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         any misrepresentations by Star, its agents, employees regarding Product or the qualities or attributes of Product.

15. NOTICES. Notices required or permitted hereunder will be deemed to have been properly given if sent by United States mail, first class, postage prepaid, return receipt requested or by telecopy, telex or telegram, confirmed by letter, addressed to:

         Amana Appliances                 Star Tobacco & Pharmaceuticals, Inc.
         ATTENTION:  Legal                ATTENTION:  CEO
         2800 220th Trail                 16 South Market Street
         Amana, Iowa 52204                Petersburg, Virginia 23803

         Notices shall be deemed to have been given upon receipt by the party to which they are addressed.

16. RELATIONSHIP OF THE PARTIES. Neither party is an agent for the other. Each party acknowledges that the relationship between Amana and Star is that of a vendor-vendee. This Agreement and any subsequent actions between Star and Amana shall not be construed to create a partnership, joint venture, or agency relationship. All improvements, inventions, discoveries, and work product resulting from the work performed by Amana or discussions between the parties, relating to microwave equipment or devices shall be owned by Amana.

17. ASSIGNMENT. Neither this Agreement, nor any of the rights or interests of Star or Amana hereunder may be assigned, transferred or conveyed by operation of law or otherwise without the prior written consent of the other except that either party may assign this Agreement to one or more affiliated entities.

18. APPLICABLE LAW. This Agreement will be binding upon the parties hereto, their successors and assigns and will be construed, enforced and performed in accordance with the laws of the State of Texas.

19. ARBITRATION. All disputes arising under this agreement shall be subject to mandatory binding arbitration under the rules of the American Arbitration Association (AAA). The arbitration shall take place in Houston, Harris County, Texas. The parties shall chose an arbitrator to settle the dispute. If the parties cannot agree upon an arbitrator within ten (10) days from the date upon which notice is given, the AAA shall appoint an arbitrator. Each party waives any objection to personal jurisdiction in Houston, Harris County, Texas, and submit to jurisdiction over the person and entity in Houston, Harris County, Texas.

20. ENTIRE AGREEMENT. This Agreement and all Exhibits, attachments and appendices together constitute the entire agreement on the subject matter hereof between the parties hereto and supersedes all prior agreements and understandings between the Parties. This Agreement may not be amended or modified unless set forth in writing and signed by both Amana and Star. In case of any conflict between this Agreement and any purchase order,



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         acceptance, correspondence, memorandum, or document exchanged between
         Star and Amana during the term of this Agreement, this Agreement shall govern and prevail.

IN WITNESS WHEREOF, the parties have agreed, accepted, and executed this Agreement in duplicate this _____ day of ______________________, 1998.

STAR TOBACCO &                                  AMANA COMPANY L.P.
PHARMACEUTICALS, INC.                           Goodman Holding Company,
                                                General Partner

BY:                                             BY:
   -----------------------------                   -----------------------------
NAME:                                           NAME:
   -----------------------------                     ---------------------------
TITLE:                                          TITLE:
   -----------------------------                      --------------------------
DATE:                                           DATE:
   -----------------------------                     ---------------------------



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                                   EXHIBIT "A"

I.       Microwave Applicators

II.      Microwave Generating Transmitters (915 and 2450 MH(2))

                  Mega Hertz                     Price
                  ----------                     -----

                  a)  915 MH(2)                  $62,000.00

                  b)  2450 MH(2)                 TBD

III.     Microwave System Controllers for Above





-----------------------
TBD - To be determined



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